Exhibit 99.1
ChargePoint Reports Third Quarter Fiscal Year 2024 Financial Results

•Consistent with preliminary financial results announced on November 16, 2023:
◦Third quarter fiscal 2024 revenue of $110 million representing a 12% decrease year-over-year
◦GAAP gross margin of negative 22% and Non-GAAP gross margin of negative 18%, reflecting $42 million impact from an inventory impairment charge
◦GAAP operating expense of $130 million and Non-GAAP operating expense of $81 million, partially reflecting the reduction of operating expenses as part of previously announced cost-saving measures
•Company reaffirms plan to achieve positive Non-GAAP Adjusted EBITDA in the fourth quarter of calendar year 2024 (Fourth quarter of fiscal 2025)
Campbell, Calif. – December 6, 2023 – ChargePoint Holdings, Inc. (NYSE:CHPT) (“ChargePoint”), a leading provider of networked solutions for charging electric vehicles (EVs), today reported results for its third quarter of fiscal 2024 ended October 31, 2023.
“ChargePoint’s third quarter execution came up far short of its goals in the face of continued challenging macroeconomic conditions and execution challenges,” said Rick Wilmer, the new President and CEO of ChargePoint. “Though the quarter overall did not meet expectations, we did demonstrate how we continue to empower the entire EV ecosystem, across hardware and software, and we fortified our balance sheet, which leaves us well capitalized to execute on our strategy. We remain firmly committed to delivering positive non-GAAP adjusted EBITDA in the fourth quarter of calendar year 2024.”
Third Quarter Fiscal 2024 Financial Overview
•Revenue. Third quarter revenue was $110.3 million, down 12% from $125.3 million in the prior year’s same quarter. Networked charging systems revenue for the third quarter was $73.9 million, down 24% from $97.6 million in the prior year’s same quarter. Subscription revenue was $30.6 million, up 41% from $21.7 million in the prior year’s same quarter.
•Gross Margin. Third quarter GAAP gross margin was negative 22%, down from 18% in the prior year's same quarter, and non-GAAP gross margin was negative 18%, down from 20% in the prior year's same quarter, in both cases primarily due to a $42.0 million inventory impairment charge. This inventory impairment charge was taken to address supply overruns related to product transitions and to better align inventory with current demand.
•Net Income/Loss. Third quarter GAAP net loss was $158.2 million, up from $84.5 million in the prior year's same quarter. Non-GAAP pre-tax net loss was $106.3 million as compared to $56.4 million in the prior year's same quarter, both reflecting the $42.0 million inventory impairment charge. Non-GAAP Adjusted EBITDA Loss was $97.4 million also reflecting this inventory impairment charge in the third quarter, as compared to $51.5 million in the prior year's same quarter.
•Liquidity. As of October 31, 2023, cash, cash equivalents and restricted cash on the balance sheet was $397.4 million, which includes $233.1 million of at-the-market share offering gross proceeds during the third quarter. ChargePoint's $150 million revolving credit facility remains undrawn and ChargePoint has no debt maturities until 2028.
•Shares Outstanding. As of October 31, 2023, the Company had approximately 418 million shares of common stock outstanding.
Conference Call Information
ChargePoint will host a webcast today at 1:30 p.m. Pacific / 4:30 p.m. Eastern to review its third quarter fiscal 2024 financial results.

Investors may access the webcast, supplemental financial information and investor presentation at ChargePoint’s investor relations website (investors.chargepoint.com) under the “Events and Presentations” section. A replay will be available after the conclusion of the webcast and archived for one year.
About ChargePoint
ChargePoint is creating a new fueling network to move people and goods on electricity. Since 2007, ChargePoint has been committed to making it easy for businesses and drivers to go electric with one of the largest EV charging networks and a comprehensive portfolio of charging solutions. The ChargePoint cloud subscription platform and software-defined charging hardware are designed to include options for every charging scenario from home and multifamily to workplace, parking, hospitality, retail and transport fleets of all types. Today, one ChargePoint account provides access to hundreds-of-thousands of places to charge in North America and Europe. For more information, visit the ChargePoint pressroom, the ChargePoint Investor Relations site, or contact the ChargePoint North American or European press offices or Investor Relations.
Forward-Looking Statements
This press release contains forward-looking statements that involve risks, uncertainties, and assumptions including statements regarding our plans to be non-GAAP Adjusted EBITDA positive by the end of calendar 2024. There are a significant number of factors that could cause actual results to differ materially from the statements made in this press release, including: macroeconomic trends including changes in or sustained inflation, prolonged and sustained increases in interest rates, or other events beyond our control on the overall economy which may reduce demand for our products and services, geopolitical events and conflicts, adverse impacts to our business and those of our customers and suppliers, including due to supply chain disruptions, component shortages, and associated logistics expense increases; our limited operating history as a public company; our ability as an organization to successfully acquire and integrate other companies, products or technologies in a successful manner; our dependence on widespread acceptance and adoption of EVs and increased demand for installation of charging stations; our current dependence on sales of charging stations for most of our revenues; overall demand for EV charging and the potential for reduced demand for EVs if governmental rebates, tax credits and other financial incentives are reduced, modified or eliminated or governmental mandates to increase the use of EVs or decrease the use of vehicles powered by fossil fuels, either directly or indirectly through mandated limits on carbon emissions, are reduced, modified or eliminated; our reliance on contract manufacturers, including those located outside the United States, may result in supply chain interruptions, delays and expense increases which may adversely affect our sales, revenue and gross margins; our ability to expand our operations and market share in Europe; the need to attract additional fleet operators as customers; potential adverse effects on our revenue and gross margins due to delays and costs associated with new product introductions, inventory obsolescence, component shortages and related expense increases; adverse impact to our revenues and gross margins if customers increasingly claim clean energy credits and, as a result, they are no longer available to be claimed by us; the effects of competition; risks related to our dependence on our intellectual property; and the risk that our technology could have undetected defects or errors. Additional risks and uncertainties that could affect our financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on September 11, 2023, which is available on our website at investors.chargepoint.com and on the SEC’s website at www.sec.gov. Additional information will also be set forth in other filings that we make with the SEC from time to time. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by applicable law.
Use of Non-GAAP Financial Measures
ChargePoint has provided financial information in this press release that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). ChargePoint uses these non-GAAP financial measures internally in analyzing its financial results. ChargePoint believes that the use of these non-GAAP financial measures is useful to investors to evaluate ongoing operating results and trends and believes they provide meaningful supplemental information to investors regarding ChargePoint’s underlying operating performance because they exclude items the Company believes are unrelated to, and may not be indicative of, its core operating results.
The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with ChargePoint’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of ChargePoint’s historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review these reconciliations.

Non-GAAP Gross Profit (Gross Margin). ChargePoint defines non-GAAP gross profit as gross profit excluding stock-based compensation expense, amortization expense of acquired intangible assets, and restructuring costs for severances and employment-related termination costs, and facility and other contract terminations. Non-GAAP gross margin is non-GAAP gross profit as a percentage of revenue.
Non-GAAP Cost of Revenue and Operating Expenses (includes Non-GAAP research and development, Non-GAAP sales and marketing and Non-GAAP general and administrative). ChargePoint defines Non-GAAP cost of revenue and operating expenses as cost of revenue and operating expenses excluding stock-based compensation expense, restructuring costs for severances and employment-related termination costs, and facility and other contract terminations, amortization expense of acquired intangible assets, professional services fees associated with acquisitions, registration filings and modification of convertible debt, non-cash charges related to tax liabilities, and non-cash charges related to the change in fair value of assumed common stock warrant liabilities.
Non-GAAP Net Loss. ChargePoint defines non-GAAP net loss as net loss excluding stock-based compensation expense, restructuring costs for severances and employment-related termination costs, and facility and other contract terminations, amortization expense of acquired intangible assets, professional services fees associated with acquisitions, registration filings and modification of convertible debt, non-cash charges related to tax liabilities, and non-cash charges related to the change in fair value of assumed common stock warrant liabilities. These amounts do not reflect the impact of any related tax effects. Non-GAAP pre-tax net loss is non-GAAP net loss adjusted for provision for income taxes.
Non-GAAP Adjusted EBITDA Loss. ChargePoint defines non-GAAP adjusted EBITDA loss as net loss excluding stock-based compensation expense, restructuring costs for severances and employment-related termination costs, and facility and other contract terminations, amortization expense of acquired intangible assets, professional services fees associated with acquisitions, registration filings and modification of convertible debt, non-cash charges related to tax liabilities, and non-cash charges related to the change in fair value of assumed common stock warrant liabilities, and further adjusted for provision of income taxes, depreciation, interest income and expense, and other income and expense (net).
Investors are cautioned that there are a number of limitations associated with the use of non-GAAP financial measures to analyze financial results and trends. In particular, many of the adjustments to ChargePoint’s GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in its financial results for the foreseeable future, such as stock-based compensation, which is an important part of ChargePoint’s employees’ compensation and impacts hiring, retention and performance. Furthermore, these non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP, and the components that ChargePoint excludes in its calculation of non-GAAP financial measures may differ from the components that other companies exclude when they report their non-GAAP results. In the future, ChargePoint may also exclude other expenses it determines do not reflect the performance of ChargePoint’s operating results.
CHPT-IR
Contacts
Investor Relations
Patrick Hamer
Vice President, Capital Markets and Investor Relations
Patrick.Hamer@chargepoint.com
investors@chargepoint.com
Press
John Paolo Canton
Vice President, Communications
JP.Canton@chargepoint.com

AJ Gosselin
Director, Corporate Communications
AJ.Gosselin@chargepoint.com
media@chargepoint.com

ChargePoint Holdings, Inc.
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts; unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2023	2022	2023	2022
Revenue
Networked charging systems	$73,893	$97,592	$286,788	$241,291
Subscriptions	30,559	21,670	86,935	59,561
Other	5,831	6,079	17,084	14,415
Total revenue	110,283	125,341	390,807	315,267
Cost of revenue
Networked charging systems	109,452	85,821	317,335	216,439
Subscriptions	19,999	13,400	53,495	37,305
Other	4,778	3,439	12,263	8,581
Total cost of revenue	134,229	102,660	383,093	262,325
Gross profit (loss)	(23,946)	22,681	7,714	52,942
Operating expenses
Research and development	56,524	48,132	165,563	148,237
Sales and marketing	39,834	35,382	116,545	101,842
General and administrative	33,463	22,445	82,627	66,339
Total operating expenses	129,821	105,959	364,735	316,418
Loss from operations	(153,767)	(83,278)	(357,021)	(263,476)
Interest income	1,868	1,905	6,168	3,471
Interest expense	(3,820)	(2,606)	(9,673)	(6,467)
Change in fair value of assumed common stock warrant liabilities	—	—	—	(24)
Other expense, net	(2,815)	(943)	(2,173)	(2,646)
Net loss before income taxes	(158,534)	(84,922)	(362,699)	(269,142)
Provision for (benefit from) income taxes	(315)	(442)	162	(2,696)
Net loss	$(158,219)	$(84,480)	$(362,861)	$(266,446)
Net loss per share, basic and diluted	$(0.43)	$(0.25)	$(1.01)	$(0.79)
Weighted average shares outstanding, basic and diluted	376,182,783	339,595,385	360,818,131	337,037,111

ChargePoint Holdings, Inc.
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	October 31, 2023	January 31, 2023
Assets
Current assets:
Cash and cash equivalents	$367,012	$264,162
Restricted cash	30,400	30,400
Short-term investments	—	104,966
Accounts receivable, net	151,804	164,892
Inventories	199,120	68,730
Prepaid expenses and other current assets	76,111	71,020
Total current assets	824,447	704,170
Property and equipment, net	42,198	40,046
Intangible assets, net	82,636	92,673
Operating lease right-of-use assets	18,057	22,242
Goodwill	211,581	213,716
Other assets	8,742	7,110
Total assets	$1,187,661	$1,079,957
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$101,697	$62,076
Accrued and other current liabilities	152,466	133,483
Deferred revenue	98,484	88,777
Total current liabilities	352,647	284,336
Deferred revenue, noncurrent	128,811	109,833
Debt, noncurrent	282,719	294,936
Operating lease liabilities	18,517	21,841
Deferred tax liabilities	10,811	12,987
Other long-term liabilities	1,594	1,032
Total liabilities	795,099	724,965
Stockholders' equity:
Common stock	42	35
Additional paid-in capital	1,931,450	1,528,104
Accumulated other comprehensive loss	(19,305)	(16,384)
Accumulated deficit	(1,519,625)	(1,156,763)
Total stockholders' equity	392,562	354,992
Total liabilities and stockholders' equity	$1,187,661	$1,079,957

ChargePoint Holdings, Inc.
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Nine Months Ended October 31,
	2023	2022
Cash flows from operating activities
Net loss	$(362,861)	$(266,446)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	21,160	18,562
Non-cash operating lease cost	3,257	3,539
Stock-based compensation	91,946	67,644
Amortization of deferred contract acquisition costs	2,112	1,729
Inventory impairment	70,000	—
Other	7,486	11,514
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	8,693	(50,402)
Inventories	(183,569)	(30,057)
Prepaid expenses and other assets	(6,135)	(24,730)
Accounts payable, operating lease liabilities, and accrued and other liabilities	31,738	23,586
Deferred revenue	28,685	28,410
Net cash used in operating activities	(287,488)	(216,651)
Cash flows from investing activities
Purchases of property and equipment	(14,671)	(14,142)
Purchases of short term investments	—	(284,835)
Maturities of investments	105,000	75,000
Cash paid for acquisitions, net of cash acquired	—	(2,756)
Net cash provided by (used in) investing activities	90,329	(226,733)
Cash flows from financing activities
Proceeds from the exercise of warrants	—	6,354
Proceeds from issuance of debt, net of discount and issuance costs	—	293,972
Debt issuance costs related to the revolving credit facility	(2,853)	—
Proceeds from the issuance of common stock under employee equity plans, net of tax withholding	10,957	10,760
Proceeds from issuance of common stock in connection with ATM offerings	287,198	—
Change in driver funds and amounts due to customers	8,935	6,911
Settlement of contingent earnout liability	(3,537)	—
Net cash provided by financing activities	300,700	317,997
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(691)	(1,575)
Net increase (decrease) in cash, cash equivalents, and restricted cash	102,850	(126,962)
Cash, cash equivalents, and restricted cash at beginning of period	294,562	315,635
Cash, cash equivalents, and restricted cash at end of period	$397,412	$188,673

ChargePoint Holdings, Inc.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, unaudited)

	Three Months Ended October 31, 2023		Three Months Ended October 31, 2022		Nine Months Ended October 31, 2023		Nine Months Ended October 31, 2022
Cost of Revenue:
GAAP cost of revenue	$134,229		$102,660		$383,093		$262,325
Stock-based compensation expense	(1,847)		(1,145)		(4,780)		(3,271)
Amortization of intangible assets	(759)		(723)		(2,291)		(2,091)
Restructuring costs (1)	(996)		—		(996)		—
Non-GAAP cost of revenue	$130,627		$100,792		$375,026		$256,963
Non-GAAP gross profit (loss) (gross margin as a percentage of revenue)	$(20,344)	(18)%	$24,549	20%	$15,781	4%	$58,304	18%

Operating Expenses:
GAAP research and development	$56,524		$48,132		$165,563		$148,237
Stock-based compensation expense	(14,451)		(10,200)		(39,804)		(27,598)
Restructuring costs (1)	(4,183)		—		(4,183)		—
Non-GAAP research and development (as a percentage of revenue)	$37,890	34%	$37,932	30%	$121,576	31%	$120,639	38%

GAAP sales and marketing	$39,834		$35,382		$116,545		$101,842
Stock-based compensation expense	(6,467)		(4,962)		(17,393)		(12,793)
Amortization of intangible assets	(2,249)		(2,114)		(6,794)		(6,562)
Restructuring costs (1)	(1,343)		—		(1,343)		—
Non-GAAP sales and marketing (as a percentage of revenue)	$29,775	27%	$28,306	23%	$91,015	23%	$82,487	26%

GAAP general and administrative	$33,463		$22,445		$82,627		$66,339
Stock-based compensation expense	(10,118)		(9,391)		(29,969)		(23,982)
Restructuring costs (1)	(9,079)		—		(9,079)		—
Acquisition-related costs (2)	—		9		—		(1,002)
Other adjustments (3)	(788)		—		(893)		(1,463)
Non-GAAP general and administrative (as a percentage of revenue)	$13,478	12%	$13,063	10%	$42,686	11%	$39,892	13%

Non-GAAP Operating Expenses (as a percentage of revenue)	$81,143	74%	$79,301	63%	$255,277	65%	$243,018	77%

	Three Months Ended October 31, 2023		Three Months Ended October 31, 2022		Nine Months Ended October 31, 2023		Nine Months Ended October 31, 2022
Net Loss:
GAAP net loss	$(158,219)		$(84,480)		$(362,861)		$(266,446)
Stock-based compensation expense	32,883		25,698		91,946		67,644
Amortization of intangible assets	3,008		2,837		9,085		8,653
Restructuring costs (1)	15,601		—		15,601		—
Acquisition-related costs (2)	—		(9)		—		1,002
Other adjustments (3)	788		—		893		1,487
Non-GAAP net loss (as a percentage of revenue)	$(105,939)	(96)%	$(55,954)	(45)%	$(245,336)	(63)%	$(187,660)	(60)%
Provision for (benefit from) income taxes	(315)		(442)		162		(2,696)
Non-GAAP pre-tax net loss (as a percentage of revenue)	$(106,254)	(96)%	$(56,396)	(45)%	$(245,174)	(63)%	$(190,356)	(60)%
Depreciation	4,135		3,249		12,076		9,909
Interest income	(1,868)		(1,905)		(6,168)		(3,471)
Interest expense	3,820		2,606		9,673		6,467
Other expense, net	2,815		943		2,173		2,646
Non-GAAP Adjusted EBITDA Loss (as a percentage of revenue)	$(97,352)	(88)%	$(51,503)	(41)%	$(227,420)	(58)%	$(174,805)	(55)%

(1)Consists of restructuring costs for severances and employment-related termination costs, and facility and other contract terminations.
(2)Consists of professional services fees related to acquisitions.
(3)Consists of professional services fees related to registration filings and modification of convertible debt, non-cash charges related to tax liabilities, and the change in fair value of assumed common stock warrant liabilities.